Exhibit 10.1

FOR OFFICIAL RELEASE
5049 Edwards Ranch Rd, 4th Floor
Fort Worth, TX 76109

SPORTS.COM ENTERS INTO MULTI-YEAR PARTNERSHIP AGREEMENT WITH SOCCEREX COMPANY EYES THE POTENTIAL FOR UK FOOTBALL CLUB ACQUISITION

Fort Worth, Texas – Sports.com, a global leader in digital sports entertainment and a key brand of Lottery.com Inc. (Nasdaq: LTRY, LTRYW) (“Lottery.com” or the “Company”), announces that it has entered into a multi-year global partnership agreement (the “Agreement”) with Soccerex, the world’s leading soccer (hereinafter referred to as “football”) business event organizer. The Agreement makes Sports.com the title sponsor for six global events including Soccerex 2025 for MENA, Europe and USA to be held in Cairo, Amsterdam and Miami, respectively.

This collaboration will provide the Company with an influential platform to engage with key stakeholders in the football industry, further solidifying Sports.com’s position at the intersection of sports, technology and entertainment. Working with the Soccerex team and its community presents an opportunity to build brand awareness internationally for the Company’s gaming, content and entertainment brands.

For nearly three decades, Soccerex has been bringing together clubs, leagues, federations, investors, sponsors and media and has served as the premier destination for networking and deal-making discussions on the commercial and technological evolution of the sport. Soccerex has partnered with some of the biggest names in the football world, including LALIGA, Serie A and Major League Soccer (MLS). Its events have attracted thousands of attendees and featured high-profile speakers, industry panels and exhibitors. Football icons such as David Beckham, Pelé and Sir Alex Ferguson have shown their support at events, reinforcing Soccerex’s status as the go-to platform for football business leaders.

The partnership agreement between Sports.com and Soccerex comes at an optimal time for Sports.com as it continues down a path towards the potential acquisition of a professional football club. Sports.com has been engaged in discussions to narrow its scope for prospective acquisition targets.

The strategic alliance with Soccerex will see Sports.com play a key role in upcoming Soccerex events, creating new opportunities for collaboration and industry advancement. By joining forces, Sports.com and Soccerex together look to redefine the business of football, unlocking new revenue streams and revolutionising the way fans, brands and clubs connect. With innovation at the forefront, this partnership is set to push the boundaries of football’s digital, technological and commercial landscape.

Marc Bircham, Sports.com Director and Head of Football Acquisitions, is spearheading the partnership with Soccerex. A former player and coach in English football with Queens Park Rangers FC, Bircham is known as a QPR legend. Bircham brings more than 25 years of experience in professional football and has been instrumental in crafting a strategy that aligns with Sports.com’s broader goals of global expansion, community engagement and innovative sports entertainment.

Marc Bircham, Sports.com Director and Head of Football Acquisitions, commented:

“We are excited to be working so closely with what is arguably the leading football expo in the world, Soccerex. This partnership aligns perfectly with our goal of making Sports.com a leading brand in the global football market. By leveraging our deep industry relationships and expertise, we aim to create a powerful synergy between sports, technology and entertainment. By joining forces, Soccerex and Sports.com are redefining the business of football, unlocking new revenue streams and revolutionizing the way fans, brands and clubs connect. With innovation at the forefront, this partnership is set to push the boundaries of football’s digital and commercial landscape.”

Patrick McCreanor, Soccerex CEO also emphasized the importance of the partnership in driving growth and innovation within the global football ecosystem with a shared vison for innovation. He added:

“We’re looking forward to a long and successful partnership with Sports.com. Together, we will help structure their plans to execute their multi-club ownership program in world football. The partnership with Sports.com reinforces Soccerex’s mission to drive innovation and growth in global football. This strategic alliance will see Sports.com play a key role in our upcoming events, creating new opportunities for collaboration and industry advancement.”

Matthew McGahan, Chairman of Lottery.com, commented:

“The Soccerex partnership and its long-term benefits are a direct result of Lottery.com’s turnaround efforts and continued strengthening of its financial position due to fund raising efforts under our effective S-1. Beyond its role as title sponsor, Sports.com has actively pursued strategic initiatives within the football industry, including a potential acquisition of a UK football club. The partnership with Soccerex represents a significant milestone in Sports.com’s long-term vision to deepen its involvement in the global sports market. We will continue to expand our footprint through strategic acquisitions and sponsorships and are very excited about the potential to shape the future of sports entertainment through technology, innovation and community engagement.”

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